EXHIBIT 99.1

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Certain Eaton Vance Closed-End Funds Announce Board’s Decision To Exempt Certain Transactions from the Application of the Funds’ Control Share By-Law Provisions

Eaton Vance California Municipal Bond Fund (NYSE American: EVM)

Eaton Vance California Municipal Income Trust (NYSE American: CEV)

Eaton Vance Enhanced Equity Income Fund (NYSE: EOI)

Eaton Vance Enhanced Equity Income Fund II (NYSE: EOS)

Eaton Vance Floating-Rate Income Trust (NYSE: EFT)

Eaton Vance Limited Duration Income Fund (NYSE American: EVV)

Eaton Vance Municipal Bond Fund (NYSE American: EIM)

Eaton Vance Municipal Income 2028 Term Trust (NYSE: ETX)

Eaton Vance Municipal Income Trust (NYSE: EVN)

Eaton Vance National Municipal Opportunities Trust (NYSE: EOT)

Eaton Vance New York Municipal Bond Fund (NYSE American: ENX)

Eaton Vance Risk-Managed Diversified Equity Income Fund (NYSE: ETJ)

Eaton Vance Senior Floating-Rate Trust (NYSE: EFR)

Eaton Vance Short Duration Diversified Income Fund (NYSE: EVG)

Eaton Vance Tax-Advantaged Dividend Income Fund (NYSE: EVT)

Eaton Vance Tax-Advantaged Global Dividend Income Fund (NYSE: ETG)

Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (NYSE: ETO)

Eaton Vance Tax-Managed Buy-Write Income Fund (NYSE: ETB)

Eaton Vance Tax-Managed Buy-Write Opportunities Fund (NYSE: ETV)

Eaton Vance Tax-Managed Diversified Equity Income Fund (NYSE: ETY)

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (NYSE: ETW)

Eaton Vance Tax-Managed Global Diversified Equity Income Fund (NYSE: EXG)

Eaton Vance Tax-Managed Buy-Write Strategy Fund (NYSE: EXD)

BOSTON, MA, January 26, 2023 – The above-referenced Eaton Vance-sponsored closed-end funds (each, a “Fund” and collectively, the “Funds”) today announced that their Boards of Trustees (the “Board”) have voted to exempt on a going forward basis all prior and new purchases of Fund shares that might otherwise be deemed “Control Share Acquisitions” under the Funds’ control share by-law provisions (“Control Share By-Law”) until further notice.

Each Fund’s Control Share By-Law provides that a shareholder who obtains beneficial ownership of common shares of a Fund in a Control Share Acquisition (as defined in the By- Laws) may exercise voting rights with respect to such shares only to the extent the authorization of such voting rights is approved by other shareholders of the Fund or the transaction is declared to be exempt from the Control Share By-Law by the Board. The Control Share By-Law, which was adopted by the Board in August 2020 after careful consideration and with the advice of counsel, is intended to ensure that transformative and potentially harmful changes to the Funds sought by “activist” investors pursuing an arbitrage strategy could only be made with the support of a broad cross-section of the Funds’ shareholders.

On January 23, 2023, the Massachusetts Superior Court issued a ruling on cross-motions for partial summary judgment in litigation initiated in 2020 to adjudicate Saba Capital Master Fund, Ltd.’s challenges to certain Funds’ By-Law amendments, including the Control Share By-Law.1 Each party’s motion for summary judgment was allowed in part and denied in part. Among other actions, the Court granted the Funds’ and the Board’s motion for summary judgment on Saba’s claim that the Board breached its fiduciary duty, finding that “the record reflects that the Trustees had a legitimate business reason for their action” and that “the purpose of the Bylaw Amendments was to protect the Funds’ retail shareholders from the harm they perceived that activist hedge funds like Saba could cause….” As part of its ruling, the Court held that the Control Share By-Law violates Section 18(i) of the Investment Company Act of 1940, as amended, and granted summary judgment with respect to Saba’s claim for rescission of the Control Share By-Law. The litigation is ongoing in the Massachusetts Superior Court. Any decisions regarding appeal will be made after the remaining issues have been fully litigated. Following careful review of the ruling, on January 26, 2023, the Board voted to exempt on a going forward basis all prior and new purchases of Fund shares that might otherwise be deemed “Control Share Acquisitions” under the Funds’ Control Share By-Laws until further notice. The Board will continue to carefully monitor legal developments with bearing on control share by- laws, and may take additional actions as it deems appropriate in the future.

The foregoing discussion is only a summary of certain aspects of the Funds’ By-Laws, and is qualified in its entirety by reference to each Fund’s By-Laws. A copy of each Fund’s By-Laws is available on the Securities and Exchange Commission’s website at www.sec.gov.

Eaton Vance applies in-depth fundamental analysis to the active management of equity, income, alternative and multi-asset strategies. Eaton Vance’s investment teams follow time-tested principles of investing that emphasize ongoing risk management, tax management (where applicable) and the pursuit of consistent long-term returns. The firm’s investment capabilities encompass the global capital markets. Eaton Vance is a part of Morgan Stanley Investment Management, the asset management division of Morgan Stanley.

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of a fund. Additional information about the funds, including performance and portfolio characteristics, is available at eatonvance.com.

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1 The four funds that are parties to the litigation are Eaton Vance Senior Income Trust (“EVF”), Eaton Vance Senior Floating-Rate Trust (“EFR”), Eaton Vance Floating-Rate Income Trust (“EFT”) and Eaton Vance Limited Duration Income Fund (“EVV”).

Statements in this press release that are not historical facts may be forward-looking statements, as defined by the U.S. securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors that may be beyond a fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.